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                                                                    EXHIBIT 21.1

                               AMF BOWLING, INC.

                            Subsidiary Corporations

                                                           Jurisdiction of
Entity                                                         Origin
------                                                         ------

AMF Group Holdings Inc.                                       Delaware
AMF Bowling Worldwide, Inc.                                   Delaware
AMF Bowling Holdings Inc.                                     Delaware
AMF Bowling Centers Holdings                                  Delaware
AMF Bowling Products, Inc.                                    Virginia
AMF Bowling Products International, B.V.                      Netherlands
AMF Bowling India Private Ltd.                                India
AMF Bowling Poland Sp.zo.o.                                   Poland
AMF Worldwide Bowling Centers Holdings Inc.                   Delaware
AMF Bowling Centers, Inc.                                     Virginia
AMF Beverage Company of Oregon, Inc.                          Oregon
AMF Beverage Company of W. VA, Inc.                           West Virginia
Bush River Corporation                                        South Carolina
King Louie Lenexa, Inc.                                       Kansas
300, Inc.                                                     Texas
The 400 Club, Inc.                                            Texas
American Recreation Centers, Inc.                             California
Michael Jordan Golf Company, Inc.                             Delaware
MJG-O'Hare, Inc.                                              Delaware
Michael Jordan Golf Youth Program, Inc.                       Illinois
AMF Bowling Centers (Aust) International Inc.                 Virginia
AMF Catering Services Pty. Ltd.                               New South Wales
AMF Bowling Centers (Canada) International Inc.               Virginia
AMF Bowling Centers (Hong Kong) International Inc.            Virginia
AMF Bowling Centers International Inc.                        Virginia
AMF BCO-UK One, Inc.                                          Virginia
AMF BCO-UK Two, Inc.                                          Virginia
AMF BCO-France One, Inc.                                      Virginia
AMF BCO-France Two, Inc.                                      Virginia
AMF Bowling Centers Spain Inc.                                Delaware
AMF Bowling Mexico Holding, Inc.                              Delaware
Boliches AMF, Inc.                                            Virginia
AMF International BCO Holdings B.V.                           Netherlands
AMF Bowling                                                   United Kingdom
Worthing North Properties, Ltd.                               United Kingdom
AMF Bowling France SNC                                        France

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                                           Jurisdiction of
Entity                                         Origin
------                                         ------

AMF Bowling de Paris SNC                     France
AMF Bowling de Lyon la Part Dieu SNC         France
Boliches AMF y Compania                      Mexico
Operadora Mexicano de Boliches, SA           Mexico
Promotora de Boliches SA de CV               Mexico
Inmuebles Minerva, SA                        Mexico
Inmuebles Obispado SA                        Mexico
Boliches Mexicanos SA                        Mexico

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Joint Venture Companies

AMF Playcenter SA                            Brazil
AMF Bowling LTDA                             Brazil
AMF Playcenter Argentina SA                  Argentina
Madiera Bowling Investments SGPS, Sociedade
 Unipessoal, LTDA                            Portugal
Hong Leong-AMF Leisure Holdings PTE Ltd.     Singapore
Hong Leong AMF Bowling (Tianjin) Company LTD China


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